Exhibit 10.3

LETTER AGREEMENT

August 12, 2026

Thunder Bridge Capital Partners V, Ltd.

9912 Georgetown Pike, Suite D203

Great Falls, Virginia 22066

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Thunder Bridge Capital Partners V, Ltd., a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), relating to the underwritten initial public offering (the “IPO”) of 26,100,000 units of the Company (or up to 30,015,000 units if the Over-Allotment Option is exercised in full) (the “Units”), each comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”), and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the IPO pursuant to the Registration Statement on Form S-1 (File No. 333-296759) under the Securities Act of 1933, as amended (the “Securities Act”), and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Insider hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will (i) vote all Ordinary Shares and Founder Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination, except that the undersigned shall not vote any Ordinary Shares or Founder Shares purchased by the undersigned after the Company publicly announces its intention to engage in such Business Combination for or against such Business Combination, and (ii) not redeem any Ordinary Shares or Founder Shares owned by the undersigned in connection with such shareholder approval. If the Company seeks to consummate a Business Combination by engaging in a tender offer, the undersigned agrees not to sell or tender any Ordinary Shares or Founder Shares owned by the undersigned in connection therewith.

2. (a) In the event that the Company fails to consummate a Business Combination within the Completion Window, the undersigned shall take all reasonable steps as a shareholder or officer and/or director of the Company, as applicable, to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem 100% of the then-outstanding IPO Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The undersigned agrees not to propose any amendment to the Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity (each, an “Amendment”), in each case unless the Company provides holders of the IPO Shares with the opportunity to redeem their IPO Shares upon approval of any such Amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding IPO Shares.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to his, her or its Founder Shares and Private Placement Units (and the underlying securities) (a “Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that, the undersigned will be entitled to liquidating distributions (i) from the Trust Account with respect to any IPO Shares the undersigned holds if the Company fails to complete a Business Combination within the Completion Window and (ii) from assets outside the Trust Account with respect to any Founder Shares and Ordinary Shares underlying the Private Placement Units. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Private Placement Warrants (and the underlying Ordinary Shares), which will terminate and expire worthless upon the Company’s liquidation.

3. (a) The undersigned agrees that he, she or it shall not effectuate a Transfer of any Founder Shares until the earlier of (i) six months after the completion of a Business Combination or (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-Up”).

(b) Notwithstanding the provisions set forth in paragraph 3(a)(i), the Founder Shares Lock-Up restrictions will be removed earlier if the closing price of the Ordinary Shares equals or exceeds $12.00 per Ordinary Share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination.

(c) The undersigned agrees that he, she or it shall not effectuate a Transfer of any Private Placement Units, or the Ordinary Shares or Private Placement Warrants comprising such Private Placement Units (or the Ordinary Shares underlying such Private Placement Warrants), until 30 days after the completion of a Business Combination and as further subject to the transfer restrictions described in the Private Placement Unit Purchase Agreements relating to the Private Placement Units.

(d) Notwithstanding the provisions set forth in this paragraph 3 or in paragraph 4, Transfers of the Founder Shares and Private Placement Units, and the Ordinary Shares and Private Placement Warrants comprising such Private Placement Units (and the Ordinary Shares underlying such Private Placement Warrants) are permitted (i) to the Company’s or the Underwriters’ respective officers, directors, advisors or consultants, any affiliate or family member of any of the Company’s or the Underwriters’ officers, directors, advisors or consultants, any members or partners of TBCP V, LLC (the “Sponsor”) or its affiliates and funds and accounts advised by such members or partners, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Completion Window or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) as pro rata distributions from the Sponsor or any Underwriter to their respective members, partners or shareholders pursuant to the Sponsor’s or an Underwriter’s limited liability company agreement or other charter documents; (vii) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor or upon dissolution of an Underwriter; (viii) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (i) through (vii); (ix) in the event of the Company’s liquidation prior to the consummation of an initial Business Combination; (x) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; or (xi) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in this Letter Agreement.

4. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, Ordinary Shares, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

5. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the undersigned or any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company from a financial point of view.

6. In the case of Insiders who are individuals, the undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. In the case of Insiders who are individuals, the undersigned’s Director and Officer Questionnaire previously furnished to the Company is true and accurate in all material respects. The undersigned represents and warrants that: (i) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) the undersigned has never been convicted of, or pleaded guilty to, any crime (A) involving fraud, (B) relating to any financial transaction or handling of funds of another person or (C) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and (iii) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7. The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation with any employer or former employer), to enter into this Letter Agreement and to serve and hold the undersigned’s current position/title of the Company, as applicable.

8. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Founder Shares and Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not (i) seek redemption with respect to or otherwise sell such shares to the Company in connection with any Business Combination as described in paragraph 1 hereof, nor (ii) seek redemption with respect to such shares in connection with the approval of an Amendment as described in paragraph 2(a) hereof.

9. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

10. As used herein, (i) a “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination by the Company with one or more businesses or entities; (ii) “Completion Window” shall mean the period ending on the date that is 24 months from the closing of the IPO, or such earlier liquidation date as the Company’s board of directors may approve, or such later date as may be approved by the Company’s shareholders, in each case in accordance with the Memorandum and Articles of Association; (iii) “Founder Shares” shall mean the Class B ordinary shares, par value $0.0001 per share, of the Company issued prior to the consummation of the IPO, including the Ordinary Shares issued or issuable upon conversion of the Founder Shares in accordance with the Memorandum and Articles of Association; (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the closing of the IPO; (v) “IPO Shares” shall mean the Ordinary Shares issued as part of the Units; (vi) “Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time; (vii) “Over-Allotment Option” shall mean the over-allotment option to purchase up to an additional 3,915,000 Units granted to the Underwriters (as described in the Prospectus); (viii) “Private Placement Units” shall mean the aggregate of 747,000 units that the Sponsor and Underwriters have agreed to purchase for an aggregate purchase price of $7,470,000, or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the IPO; (ix) “Private Placement Warrants” shall mean the warrants comprising part of the Private Placement Units; (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xi) “Trust Account” shall mean the trust account into which the net proceeds of the IPO and a portion of the proceeds from the sale of the Private Placement Units will be deposited.

11. The undersigned hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of its obligations (as applicable) under paragraphs 1, 2, 3(a), 3(c) and 4, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

12. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission, or electronic mail.

13. The undersigned represents and warrants that: (i) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) the undersigned has never been convicted of, or pleaded guilty to, any crime (A) involving fraud, (B) relating to any financial transaction or handling of funds of another person or (C) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and (iii) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

14. No party hereto may assign either this Letter Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 14 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

15. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-Up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by December 31, 2026.

16. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that the Representative is a third-party beneficiary of this Letter Agreement.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

[Name]

Acknowledged and Agreed:

THUNDER BRIDGE CAPITAL PARTNERS V, LTD.

By:
Name:	Gary A. Simanson
Title:	Chief Executive Officer

[Signature Page to Letter Agreement (Other Insiders)]